UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 6, 2011

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY 10017
(Address of principal executive offices) (Zip Code)

(212) 543-7700

(Registrant’s telephone number, including area code  )

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2011, IntraLinks Holdings, Inc., a Delaware corporation (the “Company”) and certain shareholders of the Company (the “Selling Shareholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., Jefferies & Company, Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the underwritten registered offering of 7,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), of which 1,250,000 shares are to be issued and sold by the Company and 6,250,000 shares are to be sold by the Selling Shareholders, as well as an additional 1,125,000 shares  of the Company’s Common Stock pursuant to a 30-day over-allotment option granted to the Underwriters by the Company and the Selling Shareholders, of which 187,500 shares are to be issued and sold by the Company and 937,500 shares are to be sold by the Selling Shareholders, all at a public offering price of $25.50 per share.  On April 8, 2011, the Underwriters notified the Company and the Selling Stockholders that they intend to exercise in full their over-allotment option.

The net proceeds to the Company from the sale of the Common Stock to be issued and sold by the Company, including pursuant to the exercise of the over-allotment option, under the Underwriting Agreement are expected to be approximately $34.6 million, and the net proceeds to the Selling Shareholders from the sales of the Common Stock to be sold by such Selling Shareholders, including pursuant to the exercise of the over-allotment option, are expected to be approximately $175.0 million, in each case after deducting underwriting discounts and commissions of 4.5% and other estimated offering expenses payable by the Company. The offering, including the exercise of the Underwriters’ over-allotment option, is expected to close on or about April 12, 2011, subject to customary closing conditions.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated by reference, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Shareholders, customary conditions to closing, indemnification obligations of the Company, the Selling Shareholders and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits:

1.1           Underwriting Agreement, dated April 6, 2011, among the Company, the Selling Shareholders named therein, and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., Jefferies & Company, Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters, incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-173107).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 11, 2011

INTRALINKS HOLDINGS, INC. By: /s/ David G. Curran David G. Curran Executive Vice President, Business and Legal Affairs